Exhibit 10.2

Execution Version

INTERCREDITOR AGREEMENT

Dated as of January 11, 2016

among

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as First Lien Administrative Agent

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Second Lien Collateral Trustee

and acknowledged and agreed to by

SUNEDISON, INC.,

as the Company

and the other Grantors referred to herein

i

SECTION 7.	Reliance; Waivers; Etc	41

7.1	Reliance	41
7.2	No Warranties or Liability	41
7.3	No Waiver of Lien Priorities	42
7.4	Obligations Unconditional	44

SECTION 8.	Miscellaneous	45

8.1	Integration/Conflicts	45
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	45
8.3	Amendments; Waivers	46
8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	46
8.5	Subrogation	47
8.6	Application of Payments	47
8.7	Submission to Jurisdiction; Certain Waivers	48
8.8	WAIVER OF JURY TRIAL.	49
8.9	Notices	49
8.10	Further Assurances	49
8.11	APPLICABLE LAW	50
8.12	Binding on Successors and Assigns	50
8.13	Section Headings	50
8.14	Counterparts	50
8.15	Authorization	51
8.16	No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	51
8.17	No Indirect Actions	51
8.18	Additional Grantors	51

EXHIBITS

Exhibit A – Joinder Agreement (Additional Grantors)

ii

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of January 11, 2016, and entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the holders of the First Lien Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “First Lien Administrative Agent”) and WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as collateral trustee for the holders of the Second Lien Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Second Lien Collateral Trustee”) and acknowledged and agreed to by SUNEDISON, INC., a Delaware corporation (the “Company”) and the other Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the lenders and agents party thereto, and Wells Fargo, as administrative agent, have entered into the First Lien Credit Agreement dated as of February 28, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or, subject to Section 5.3 hereof, Refinanced, the “First Lien Credit Agreement”; provided, however, that no such agreement governing any Refinanced Indebtedness shall constitute a First Lien Credit Agreement if such agreement expressly provides that it is not intended to be a First Lien Credit Agreement hereunder);

The Company, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent (in such capacity and together with its successors in such capacity, the “Second Lien Administrative Agent”), Joint Lead Arrangers and Joint Book Runners named therein, and the Sole Syndication Agent named therein, have entered into the Second Lien Credit Agreement dated as of January 11, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, or, subject to Section 5.3 hereof, Refinanced, the “Second Lien Credit Agreement”; provided, however, that no such agreement governing any Refinanced Indebtedness shall constitute a Second Lien Credit Agreement if such agreement expressly provides that it is not intended to be a Second Lien Credit Agreement hereunder);

The Company intends to issue 5.00% guaranteed convertible senior secured notes due July 2, 2018 (including any related exchange notes, the “Second Lien Notes”) in an aggregate principal amount of $225,000,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, or, subject to Section 5.3 hereof, Refinanced, the “Second Lien Indenture”; provided, however, that no agreement governing any Refinanced Indebtedness shall constitute a Second Lien Indenture if such agreement expressly provides that it is not intended to be a Second Lien Indenture hereunder) among the Company, the guarantors party thereto and Wilmington Trust, as trustee (in such capacity and together with its successors in such capacity, the “Second Lien Indenture Trustee”).

Pursuant to (i) the First Lien Credit Agreement, the Company has agreed to cause certain current and future Subsidiaries to agree to guarantee the First Lien Obligations pursuant to a Subsidiary Guaranty (the “First Lien Subsidiary Guaranty”) and (ii) the Second Lien Credit Agreement and the Second Lien Indenture, the Company has agreed to cause certain current and future Subsidiaries to agree to guarantee the Second Lien Obligations pursuant to the Subsidiary Guaranties (the “Second Lien Subsidiary Guaranties”);

The obligations of the Company under the First Lien Credit Agreement, the obligations of the Company and the other Grantors under certain Hedge Agreements and in respect of Bank Product Obligations, and the obligations of the Subsidiary guarantors under the First Lien Subsidiary Guaranty are secured on a first-priority basis by liens on substantially all the assets of the Company and the Subsidiary guarantors (such current and future Subsidiaries of the Company providing a guarantee thereof, the “Guarantor Subsidiaries”), respectively, pursuant to the terms of the First Lien Collateral Documents;

The obligations of the Company under the Second Lien Credit Agreement the Second Lien Indenture and the Other Pari Passu Lien Debt Documents (as defined below) and the obligations of the Guarantor Subsidiaries under the Second Lien Subsidiary Guaranties will be secured on a second-priority basis by liens on substantially all the assets of the Company and the Guarantor Subsidiaries, respectively, pursuant to the terms of the Second Lien Collateral Documents;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the First Lien Administrative Agent (on behalf of each First Lien Claimholder) and the Second Lien Collateral Trustee (on behalf of each Second Lien Claimholder), intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent” means any First Lien Administrative Agent and/or any Second Lien Collateral Trustee, as the context may require.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company or any other Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable First Lien Loan Documents or Second Lien Documents, including, without limitation, First Lien Obligations arising from Related Treasury Management Arrangements (as defined in the First Lien Credit Agreement).

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Claimholders” means the First Lien Claimholders and/or the Second Lien Claimholders, as the context may require.

“Collateral” means, at any time (except for Excluded Collateral, upon which neither the First Lien Administrative Agent nor the Second Lien Collateral Trustee shall hold a Lien but upon which the Second Lien Administrative Agent shall hold a Lien), all of the assets and property of any Grantor, whether real, personal or mixed, in which the holders of First Lien Obligations and the holders of Second Lien Obligations (or their respective Administrative Agents) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the First Lien Obligations, are deemed pursuant to Section 2 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both First Lien Obligations and Second Lien Obligations.

“Collateral Documents” means the First Lien Collateral Documents and the Second Lien Collateral Documents.

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Declined Liens” has the meaning set forth in Section 2.3.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the First Lien Loan Documents and constituting First Lien Obligations;

(b) payment in full in cash of all Hedging Obligations constituting First Lien Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations; and

(e) termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event greater than 102.5% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the First Lien Loan Documents and constituting First Lien Obligations;

provided, that the Discharge of First Lien Obligations shall be deemed not to have occurred if any First Lien Loan Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Discharge of Second Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Second Lien Documents and constituting Second Lien Obligations;

(b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(c) termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations; and

provided, that the Discharge of Second Lien Obligations shall be deemed not to have occurred if any Second Lien Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral, to conduct the liquidation or disposition of Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;

(c) receive a transfer of Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); or

(e) effectuate or cause the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the First Lien Loan Documents or the Second Lien Documents with the consent of the First Lien Administrative Agent (or First Lien Claimholders) or the Second Lien Collateral Trustee (or Second Lien Claimholders), as applicable.

“Excess First Lien Obligations” means any Obligations that would constitute First Lien Obligations if not for the First Lien Cap Amount.

“Excess Second Lien Obligations” means any Obligations that would constitute Second Lien Obligations if not for the Second Lien Cap Amount.

“Excluded Collateral” means the “Fronting Compensation Fee Account” (as defined in the Second Lien Credit Agreement as in effect on the date hereof) and the funds on deposit therein.

“First Lien Administrative Agent” has the meaning set forth in the Preamble to this Agreement.

“First Lien Cap Amount” means, (x) unless the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, $800,000,000 and (y) if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, the lesser of (i) $950,000,000 and (ii) the amount of Indebtedness outstanding under the First Lien Credit Agreement on the date of commencement of such Insolvency or Liquidation Proceeding plus $150,000,000.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lenders and the agents under the First Lien Loan Documents.

“First Lien Collateral” means any “Collateral,” or “Pledged Collateral” or similar term as defined in any First Lien Loan Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a First Lien Loan Document as security for any First Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any First Lien Claimholder; provided, however, that First Lien Collateral shall not include Excluded Collateral.

“First Lien Collateral Documents” means the Security Documents (as defined in the First Lien Loan Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or pursuant to which any such Lien is perfected.

“First Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“First Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the First Lien Loan Documents.

“First Lien Lenders” means the “Lenders” under and as defined in the First Lien Loan Documents.

“First Lien Loan Documents” means the First Lien Credit Agreement and the Loan Documents (as defined in the First Lien Credit Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the First Lien Obligations and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” means the “Obligations” as defined in the First Lien Credit Agreement; provided, however, that notwithstanding the foregoing, if the sum of: (1) Indebtedness constituting principal outstanding under the First Lien Credit Agreement and the other First Lien Loan Documents; plus (2) the aggregate face amount of any letters of credit issued and outstanding under the First Lien Credit Agreement (whether or not drawn, but without duplication of any amounts included in clause (1)), exceeds the First Lien Cap Amount, then only that portion of such Indebtedness and such aggregate face amount of letters of credit (on a pro rata basis based on the aggregate outstanding principal amount of such Indebtedness and face amount of letters of credit) equal to the First Lien Cap Amount shall be included in First Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Obligations to the extent related to Indebtedness and face amounts of letters of credit included in the First Lien Obligations. For avoidance of doubt, Hedging Obligations and Bank Product Obligations shall not be subject to the First Lien Cap Amount.

“First Lien Subsidiary Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Grantors” means the Company, each of the Guarantor Subsidiaries and each other Person that has or may from time to time hereafter execute and deliver any First Lien Collateral Document and/or Second Lien Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any First Lien Obligations and/or Second Lien Obligations, as the context may require.

“Guarantor Subsidiaries” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreement” means a Swap Contract entered into by the Company or a Subsidiary with a counterparty as permitted under the First Lien Loan Documents.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement that constitutes First Lien Obligations.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Grantor;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto required to be executed pursuant to Section 8.18.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, charge, preference or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any lease having substantially the same economic effect as any of the foregoing) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“New First Lien Agent” has the meaning set forth in Section 5.6(a).

“New First Lien Debt Notice” has the meaning set forth in Section 5.6(a).

“New Second Lien Collateral Trustee” has the meaning set forth in Section 5.6(b).

“New Second Lien Debt Notice” has the meaning set forth in Section 5.6(b).

“Obligations” means all obligations of every nature of the Company and each other Grantor from time to time owed to any agent or trustee, the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case, under the First Lien Loan Documents, the Second Lien Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Pari Passu Lien Debt” has the meaning ascribed to such term in clause (3) of the definition of “Pari Passu Lien Debt” in the Second Lien Collateral Trust Agreement.

“Other Pari Passu Lien Debt Documents” means any indenture, notes, credit agreement or other agreement or instrument pursuant to which any Other Pari Passu Lien Debt is incurred and each other instrument or agreement executed in connection with Other Pari Passu Lien Debt.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Loan Documents or the Second Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Price” has the meaning set forth in Section 5.7.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, renew, defease, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and subject, in the case of First Lien Debt, to the First Lien Cap Amount or, in the case of Second Lien Debt, to the Second Lien Cap Amount regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Second Lien Administrative Agent” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Cap Amount” means, (x) unless the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, $950,000,000 plus the principal amount of the Indebtedness incurred pursuant to and in accordance with Section 2.14 of the Second Lien Credit Agreement as in effect on the date hereof and (y) if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding, the lesser of (i) $1,300,000,000 and (ii) the aggregate amount of Indebtedness outstanding under the Second Lien Credit Agreement, the Second Lien Notes issued pursuant to the Second Lien Indenture and Indebtedness under the Other Pari Passu Lien Debt Documents on the date of commencement of such Insolvency or Liquidation Proceeding plus $150,000,000.

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including the Second Lien Noteholders, the Second Lien Lenders, holders of the Other Pari Passu Lien Debt and the agents and trustees under the Second Lien Documents.

“Second Lien Collateral” means any “Collateral,” “Pledged Collateral” or similar term as defined in any Second Lien Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to a Second Lien Document as security for any Second Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Second Lien Claimholder.

“Second Lien Collateral Documents” means the Pari Passu Lien Security Documents (as defined in the Second Lien Collateral Trust Agreement), the Second Lien Collateral Trust Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or pursuant to which any such Lien is perfected.

“Second Lien Collateral Trustee” has the meaning set forth in the Preamble of this Agreement.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Collateral Trust Agreement” means that certain Collateral Trust Agreement dated as of the date hereof, by and among the Second Lien Administrative Agent, the Second Lien Indenture Trustee, the Second Lien Collateral Trustee, additional pari passu lien representatives from time to time party thereto, the Company and the Guarantors from time to time party thereto, specifying the equal and ratable lien sharing and related matters as among the Second Lien Claimholders.

“Second Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Second Lien Documents.

“Second Lien Documents” means the Second Lien Credit Agreement, the Loan Documents (as defined in the Second Lien Credit Agreement), the Second Lien Indenture, the Collateral Documents (as defined in the Second Lien Indenture), the Second Lien Notes, the Second Lien Subsidiary Guaranties, Other Pari Passu Lien Debt Documents, the Second Lien Collateral Trust Agreement and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Second Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Second Lien Indenture” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Indenture Trustee” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Lenders” means the “Lenders” under and as defined in the Second Lien Credit Agreement.

“Second Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Notes” has the meaning set forth in the Recitals to this Agreement.

“Second Lien Noteholders” means the holders of the Second Lien Notes.

“Second Lien Obligations” means all “Obligations” or similar term as defined in the Second Lien Credit Agreement, the Second Lien Indenture and the Other Pari Passu Lien Debt Documents; provided, however, that notwithstanding the foregoing, if the sum of Indebtedness constituting principal outstanding under the Second Lien Credit Agreement, the Second Lien Notes issued under Second Lien Indenture, the Other Pari Passu Lien Debt Documents and the other Second Lien Documents exceeds the Second Lien Cap Amount, then only that portion of such Indebtedness (on a pro rata basis based on the aggregate outstanding principal amount of such Indebtedness) equal to the Second Lien Cap Amount shall be included in Second Lien Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Second Lien Obligations to the extent related to Indebtedness included in the Second Lien Obligations.

“Second Lien Subsidiary Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Period” has the meaning set forth in Section 3.1.

“Subsidiary” means, as to any Person, a corporation, partnership, joint venture, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement. For the avoidance of doubt, all Related Swap Contracts (as defined in the First Lien Credit Agreement) are Swap Contracts.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Trustee, for itself and on behalf of each other Second

Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each other First Lien Claimholder, hereby agrees that:

(a) any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent or any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations;

(b) any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Trustee, any Second Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations. All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person;

(c) any Lien on the Collateral securing any Excess First Lien Obligations now or hereafter held by or on behalf of the First Lien Administrative Agent, any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any Second Lien Obligations; and

(d) any Lien on the Collateral securing any Excess Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Collateral Trustee or any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Collateral securing any First Lien Obligations or any Excess First Lien Obligations.

2.2 Prohibition on Contesting Liens; No Marshaling. Each of the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Claimholder, and the First Lien Administrative Agent, for itself and on behalf of each other First Lien Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the amount, nature or extent of the First Lien Obligations or Second Lien Obligations or the

provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any other First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1. Until the Discharge of First Lien Obligations, neither the Second Lien Collateral Trustee nor any other Second Lien Claimholder will assert any marshaling right that may otherwise be available to a junior secured creditor.

2.3 No New Liens. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Company shall not, and shall not permit any other Grantor to:

(a) except for Excluded Collateral, upon which neither the First Lien Administrative Agent nor the Second Lien Collateral Trustee shall hold a Lien but upon which the Second Lien Administrative Agent shall hold a Lien, grant or permit any additional Liens on any asset or property to secure any Second Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; provided that this provision will not be violated with respect to any First Lien Obligations if the First Lien Administrative Agent is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or the First Lien Administrative Agent states in writing that the First Lien Loan Documents prohibit the First Lien Administrative Agent from accepting a Lien on such asset or property, or the First Lien Administrative Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “First Lien Declined Lien”).

(b) grant or permit any additional Liens on any asset or property to secure any First Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Second Lien Obligations; provided that this provision will not be violated with respect to any Second Lien Obligations if the Second Lien Collateral Trustee is given a reasonable opportunity to accept a Lien on any asset or property and either the Company or the Second Lien Collateral Trustee states in writing that the Second Lien Documents prohibit the Second Lien Collateral Trustee from accepting a Lien on such asset or property, or the Second Lien Collateral Trustee otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined lien, a “Second Lien Declined Lien” and, together with the First Lien Declined Liens, the “Declined Liens”).

Except for Excluded Collateral, upon which neither the First Lien Administrative Agent nor the Second Lien Collateral Trustee shall hold a Lien but upon which the Second Lien Administrative Agent shall hold a Lien, and any Declined Liens, if the Second Lien Collateral Trustee or any Second Lien Claimholder shall hold any Lien on any assets or property of any Grantor securing any Second Lien Obligations that are not also subject to the first-priority Liens securing all First Lien Obligations under the First Lien Collateral Documents, the Second Lien Collateral Trustee or Second Lien Claimholder (i) shall notify the First Lien Administrative Agent promptly upon becoming aware thereof, and (ii) unless such Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Declined Lien, on such assets or property to the First Lien Administrative Agent as security for the First Lien Obligations, the Second Lien Collateral Trustee and Second Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of the First Lien Administrative Agent and the other First Lien Claimholders, other than any First Lien Claimholders whose First Lien Loan Documents prohibit them from taking such Liens, as security for the First Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any First Lien Administrative Agent and/or the First Lien Claimholders, the Second Lien Collateral Trustee, on behalf of each Second Lien Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

2.4 Similar Liens and Agreements. The parties hereto agree that, subject to Sections 2.3 and 5.3(c) and except for Excluded Collateral, upon which neither the First Lien Administrative Agent nor the Second Lien Collateral Trustee shall hold a Lien but upon which the Second Lien Administrative Agent shall hold a Lien, it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the First Lien Administrative Agent or the Second Lien Collateral Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents; and

(b) that the documents and agreements creating or evidencing the First Lien Collateral and the Second Lien Collateral and guarantees for the First Lien Obligations and the Second Lien Obligations, subject to Sections 2.3 and 5.3(c), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

2.5 Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the First Lien Administrative Agent or the First Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Second Lien Collateral Trustee or the Second Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand and such provisions shall not impose on the

First Lien Administrative Agent, the First Lien Claimholders, the Second Lien Collateral Trustee, the Second Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

2.6 Nature of First Lien Obligations. Each Second Lien Collateral Trustee, on behalf of itself and each Second Lien Claimholder represented by it, acknowledges that a portion of the First Lien Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently re-borrowed, and that, the terms of the First Lien Loan Documents and the First Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Lien Collateral Trustee or the other Second Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Lien Obligations or the Second Lien Obligations, or any portion thereof.

SECTION 3. Enforcement.

3.1 Exercise of Remedies.

(a) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the Second Lien Collateral Trustee and the Second Lien Claimholders:

(1) will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that the Second Lien Collateral Trustee may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (i) the date on which the Second Lien Collateral Trustee declared the existence of any Event of Default (and as defined in) under any Second Lien Document and demanded the repayment of all the principal amount of any Second Lien Obligations; and (ii) the date on which the First Lien Administrative Agent received notice from the Second Lien Collateral Trustee of such declarations of such Event of Default and demand for payment (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall the Second Lien Collateral Trustee or any Second Lien Claimholder take any Enforcement Action with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, the First Lien Administrative Agent or

the First Lien Claimholders shall have commenced and be diligently pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Trustee);

(2) will not contest, protest or object to any foreclosure proceeding or action brought by the First Lien Administrative Agent or any First Lien Claimholder or any other exercise by the First Lien Administrative Agent or any First Lien Claimholder of any rights and remedies relating to the First Lien Collateral under the First Lien Loan Documents or otherwise (including any Enforcement Action initiated by or supported by the First Lien Administrative Agent or any First Lien Claimholder); and

(3) subject to their rights under Section 3.1(a)(1), will not object to the forbearance by the First Lien Administrative Agent or any First Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by the First Lien Administrative Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1 and applicable law.

(b) Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, subject to Section 3.1(a)(1), the First Lien Administrative Agent and the First Lien Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Second Lien Collateral Trustee shall have the credit bid rights set forth in Section 3.1(c)(6)), and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Collateral Trustee or any other Second Lien Claimholder; provided that any proceeds received by the First Lien Administrative Agent in excess of those necessary to achieve a Discharge of First Lien Obligations are distributed in accordance with Section 4.1 and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Second Lien Collateral Trustee or any Second Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Second Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction, consistent with the First Lien Loan Documents.

(c) Notwithstanding the foregoing, the Second Lien Collateral Trustee and any other Second Lien Claimholder may:

(1) file a claim or statement of interest with respect to the Second Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor;

(2) take any action not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Administrative Agent or the First Lien Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Collateral;

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4) vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Second Lien Collateral Trustee or any other Second Lien Claimholder may be inconsistent with the provisions of this Agreement;

(5) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 3.1(a)(1);

(6) bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by the First Lien Administrative Agent or any other First Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of First Lien Obligations; and

(7) object to any proposed acceptance of Collateral by the First Lien Administrative Agent or any First Lien Claimholder pursuant to Section 9-620 of the UCC.

The Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Claimholder, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(1) (to the extent the Second Lien Collateral Trustee and Second Lien Claimholders are permitted to retain the proceeds thereof in accordance with Section 4.2 of this Agreement). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a) and 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Collateral Trustee and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d) Subject to Sections 3.1(a), 3.1(c) and Section 6.3(b):

(1) the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Claimholder, agrees that the Second Lien Collateral Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2) the Second Lien Collateral Trustee, for itself and on behalf of each other Second Lien Claimholder, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor to object to the manner in which the First Lien Administrative Agent or any other First Lien Claimholder seeks to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Claimholder is adverse to the interest of any Second Lien Claimholder; and

(3) the Second Lien Collateral Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or any other First Lien Claimholder with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

(e) Notwithstanding any other provision of this Agreement to the contrary, the Second Lien Collateral Trustee and the other Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any Grantor); provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) in the same manner as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and 3.1(d), nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Trustee or any other Second Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Trustee or any other Second Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Second Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Administrative Agent or any other First Lien Claimholder may have against the Grantors with respect to the First Lien Collateral.

3.2 Actions Upon Breach; Specific Performance. If any Second Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Second Lien Claimholder that relief against such Second Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the First Lien Claimholders, it being understood and agreed by the Second Lien Collateral Trustee on behalf of each Second Lien Claimholder that (i) the First Lien Claimholders’ damages from actions of any Second Lien Claimholder may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Lien Claimholder waives any defense that the Grantors and/or the First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the First Lien Administrative Agent and the Second Lien Collateral Trustee may demand specific performance of this Agreement. The First Lien Administrative Agent, on behalf of itself and each other First Lien Claimholder under the First Lien Loan Documents, and the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder under the Second Lien Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Administrative Agent or the First Lien Claimholders or the Second Lien Collateral Trustee or the Second Lien Claimholders, as the case may be. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the First Lien Administrative Agent on behalf of itself and each other First Lien Claimholder or the Second Lien Collateral Trustee on behalf of itself and each other Second Lien Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the First Lien Administrative Agent or any First Lien Claimholder shall be applied by the First Lien Administrative Agent to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents; provided, that any non-cash Collateral or non-cash proceeds may be held by the First Lien Administrative Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall, in the following order, (w) unless a Discharge of Second Lien Obligations has already occurred, deliver any remaining proceeds of Collateral held by it to the Second Lien Collateral Trustee to be applied by the Second Lien Collateral Trustee to the Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement until a Discharge of Second Lien Obligations, (x) if a Discharge of Second Lien Obligations has already occurred, apply such proceeds of Collateral to the Excess First Lien Obligations in such order as specified in the First Lien Loan Documents until payment in full in cash of all such Excess First Lien Obligations, (y) if at such time there are no Excess First Lien Obligations outstanding, deliver any remaining proceeds of Collateral held by it to the Second Lien Collateral Trustee to be applied by the Second Lien Collateral Trustee to any Excess Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement and (z) if at such time there are no Excess Second Lien Obligations outstanding, deliver such proceeds of Collateral to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Without limiting the obligations of the Second Lien Claimholders under Section 4.2, after the Discharge of First Lien Obligations has occurred, upon the Discharge of Second Lien Obligations, the Second

Lien Collateral Trustee shall, in the following order, (x) if there are any Excess First Lien Obligations, deliver any remaining proceeds of Collateral held by it to the First Lien Administrative Agent, for application by the First Lien Administrative Agent to the Excess First Lien Obligations in such order as specified in the First Lien Loan Documents until payment in full in cash of all Excess First Lien Obligations, and (y) if at such time there are no Excess First Lien Obligations but there are Excess Second Lien Obligations, apply such proceeds of Collateral to the Excess Second Lien Obligations in such order as specified in the Second Lien Collateral Trust Agreement until such time there are no Excess Second Lien Obligations outstanding and (z) if at such time there are no Excess First Lien Obligations and no Excess Second Lien Obligations outstanding, to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2 Payments Over.

(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received in contravention of this Agreement by the Second Lien Collateral Trustee or any other Second Lien Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any such other Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(b) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, any Collateral or proceeds thereof (including any assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received not in contravention of this Agreement, and not otherwise subject to Section 4.2(a), by the Second Lien Collateral Trustee or any other Second Lien Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the

First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representation or warranty) or as a court of competent jurisdiction may otherwise direct; provided that with respect to Collateral this Section 4.2(b) shall only be applicable if the exercise of such right or remedy by the Second Lien Collateral Trustee or any Second Lien Claimholder has the effect of discharging the Lien of the First Lien Administrative Agent on such Collateral. The First Lien Administrative Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Trustee or any such other Second Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(c) So long as the Discharge of First Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding the Second Lien Collateral Trustee or any other Second Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property (other than debt obligations of the reorganized debtor distributed as contemplated by Section 6.6) shall be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien received by the Second Lien Collateral Trustee or any other Second Lien Claimholder in respect of any of the Second Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

(d) Notwithstanding anything in this Section 4.2 to the contrary, neither the Second Lien Collateral Trustee nor any Second Lien Claimholder shall have any obligation to turnover any proceeds of Excluded Collateral to the First Lien Administrative Agent.

SECTION 5. Other Agreements.

5.1 Releases.

(a) If in connection with any Enforcement Action by the First Lien Administrative Agent or any other exercise of the First Lien Administrative Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of First Lien Obligations, the First Lien Administrative Agent, for itself or on behalf of any other First Lien Claimholder, releases any of its Liens on any part of the Collateral or releases any Guarantor Subsidiary from its obligations under its guaranty of the First Lien Obligations, then the Liens, if any, of the Second Lien Collateral Trustee, for itself or for the benefit of the Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. If in connection with any Enforcement Action or other exercise of rights and remedies by the First Lien Administrative Agent, in each case prior to the Discharge of First Lien Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and the First Lien Administrative Agent releases its Lien on the property or assets of such Person then the Liens of Second Lien Collateral Trustee with respect to the property or assets of such Person (other than any property or assets that constitute Excluded Collateral) will be automatically released to the same extent as the Liens of the First Lien Administrative Agent. The Second Lien Collateral Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to the First Lien Administrative Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien Administrative Agent or such Guarantor Subsidiary may request to effectively confirm the foregoing releases.

(b) If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by any Grantor (collectively, a “Disposition”) permitted under the terms of the First Lien Loan Documents and the terms of the Second Lien Documents (other than in connection with an Enforcement Action or other exercise of the First Lien Administrative Agent’s remedies in respect of the Collateral which shall be governed by Section 5.1(a)), the First Lien Administrative Agent, for itself or on behalf of any other First Lien Claimholder, releases any of its Liens on any part of the Collateral, or releases any Guarantor Subsidiary from its obligations under its guaranty of the First Lien Obligations, in each case other than (A) in connection with, or following, the Discharge of First Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) the Second Lien Document, then the Liens, if any, of the Second Lien Collateral Trustee, for itself and for the benefit of the other Second Lien Claimholders, on such Collateral, and the obligations of such Guarantor Subsidiary under its guaranty of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released. The Second Lien Collateral Trustee, for itself or on behalf of each other Second Lien Claimholder, shall promptly execute and deliver to the First Lien Administrative Agent or such Guarantor Subsidiary such termination statements, releases and other documents as the First Lien Administrative Agent or such Guarantor Subsidiary may request to effectively confirm such release.

(c) Until the Discharge of First Lien Obligations occurs, the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, hereby irrevocably designates and appoints the First Lien Administrative Agent and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second Lien Collateral Trustee and such Second Lien Claimholder or in the First Lien Administrative Agent’s own name, from time to time in the First Lien Administrative Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.

(d) Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Administrative Agent or any First Lien Claimholder (i) has released any Lien on Collateral or any Guarantor Subsidiary from its obligation under its guarantee and any such Liens or guarantee are later reinstated or (ii) obtains any new Liens or additional guarantees from any Guarantor Subsidiary, then the Second Lien Collateral Trustee, for itself and for the other Second Lien Claimholders, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Second Lien Declined Lien with respect to the Second Lien Debt represented by the Second Lien Collateral Trustee), subject to the lien subordination provisions of this Agreement, and the Second Lien Collateral Trustee shall be granted an additional guarantee, as the case may be.

5.2 Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the First Lien Administrative Agent and the other First Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to the First Lien Administrative Agent for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, if a Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the Second Lien Documents, the balance of such proceeds shall be paid to the Second Lien Collateral Trustee for the benefit of the Second Lien Claimholders to the extent required under the Second Lien Documents and then, if a Discharge of Second Lien Obligations has occurred, any remaining balance shall be paid to the First Lien Administrative Agent for application to the prepayment of any Excess First Lien Obligations and, then, after the payment in full in cash of all Excess First Lien Obligations, any remaining balance shall be paid to the Second Lien Collateral Trustee for application to the prepayment of any Excess Second Lien Obligations, and thereafter, any remaining balance shall be paid to the Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Collateral Trustee or any other Second Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the First Lien Administrative Agent in accordance with the terms of Section 4.2.

5.3 Amendments to First Lien Loan Documents and Second Lien Documents.

(a) The First Lien Loan Documents may be amended, restated, amended and restated, supplemented, extended or otherwise modified from time to time in accordance with their terms and the First Lien Debt may be Refinanced, in each case, without notice to, or the consent of the Second Lien Collateral Trustee or the other Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, extension, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the Second Lien Collateral Trustee to the terms of this Agreement; provided, further, that any such amendment, restatement, supplement, extension, modification or Refinancing shall not, without the consent of the Second Lien Collateral Trustee:

(1) increase the sum of the following to an amount in excess of the First Lien Cap Amount: (A) the then-outstanding aggregate principal amount of the Indebtedness outstanding under the First Lien Loan Documents (including, if any, any undrawn portion of any commitment under the First Lien Loan Documents) plus (B) the aggregate face amount of any letters of credit issued and outstanding under the First Lien Loan Documents;

(2) increase the “Applicable Rate” or similar interest rate or yield provisions applicable to the Indebtedness outstanding under the First Lien Loan Documents in a manner that would result in the total yield thereon (after giving effect, without limitation, to any original issue discount, upfront fees, exit fees or other fees in each case payable to the lenders generally) to exceed by more than four percent (4%) per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became First Lien Debt (excluding increases resulting from the accrual of interest at the default rate under the First Lien Credit Agreement as in effect on the date hereof);

(3) increase the fees for Letters of Credit and Bankers’ Acceptances by more than four percent (4%) of face amount in excess of the fees in effect under the First Lien Credit Agreement as in effect on the date hereof;

(4) [reserved]; or

(5) modify (or undertake an action with the effect of a modification of) the mandatory prepayment provisions of the First Lien Loan Document (including accelerating or increasing the amortization of principal) in a manner adverse to the Second Lien Claimholders.

(b) The Second Lien Documents may be amended, restated, amended and restated, supplemented, extended, or otherwise modified from time to time in accordance with their terms and the Second Lien Debt may be Refinanced, in each case, without notice to, or the consent of the First Lien Administrative Agent or any other First Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, extension, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the First Lien Administrative Agent to the terms of this Agreement; provided, further, that any such amendment, restatement, supplement, extension, modification or Refinancing shall not, without the consent of the First Lien Administrative Agent:

(1) increase the then-outstanding aggregate principal amount of the Indebtedness outstanding under all Second Lien Documents (including, if any, any undrawn portion of any commitment under the Second Lien Documents) to an amount in excess of the Second Lien Cap Amount;

(2) increase the “Applicable Rate” or similar interest rate or yield provisions applicable to the Indebtedness outstanding under the Second Lien Documents in a manner that would result in the total yield thereon (after giving effect, without limitation, to any original issue discount, upfront fees, exit fees or other fees in each case payable to the lenders generally) to exceed by more than two percent (2%) per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became Second Lien Debt (excluding increases resulting from the accrual of interest at the default rate under the Second Lien Credit Agreement or the Second Lien Indenture as in effect on the date hereof);

(3) accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity; or

(4) modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Second Lien Document in a manner adverse to the First Lien Claimholders.

(c) In the event any First Lien Administrative Agent or the First Lien Claimholders and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document or changing in any manner the rights of the First Lien Administrative Agent, such First Lien Claimholders, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Second Lien Collateral Document without the consent of the Second Lien Collateral Trustee or any other Second Lien Claimholder and without any action by the Second Lien Collateral Trustee, the Company or any other Grantor, provided that:

(1) no such amendment, waiver or consent shall have the effect of:

(A) removing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B) imposing duties on the Second Lien Collateral Trustee without its consent;

(C) permitting other Liens on the Collateral not permitted under the terms of the Second Lien Documents or Section 6; or

(D) being prejudicial to the interests of the Second Lien Claimholders to a greater extent than the First Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Trustee by the First Lien Administrative Agent, such First Lien Claimholders, the Company or any other Grantor within ten Business Days after the effective date of such amendment, waiver or consent.

5.4 Confirmation of Subordination in Second Lien Collateral Documents. The Company agrees that each Second Lien Collateral Document shall include the following language (or language to similar effect approved by the First Lien Administrative Agent):

“Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder with respect to the lien and security interest granted to the Administrative Agent pursuant to this Agreement is subject to the provisions of the Intercreditor Agreement, dated as of January 11, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Administrative Agent, and Wilmington Trust, National Association, as Second Lien Collateral Trustee, and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies or the priority of the security interests granted to the Administrative Agent herein, the terms of the Intercreditor Agreement shall govern and control.”

In addition, the Company agrees that each Second Lien Mortgage, if any, covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the subordination of such Second Lien Mortgage to the First Lien Collateral Documents covering such Collateral.

5.5 Gratuitous Bailee/Agent for Perfection.

(a) The First Lien Administrative Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as Administrative Agent for the First Lien Claimholders and as gratuitous bailee for the Second Lien Collateral Trustee (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Loan Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 5.5. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Lien Administrative Agent, the First Lien Administrative Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Second Lien Collateral Trustee, subject to the terms and conditions of this Section 5.5. Prior to a Discharge of First Lien Obligations, at the request of the First Lien Administrative Agent, the Second Lien Collateral Trustee shall turn over possession of any Pledged Collateral in possession of the Second Lien Collateral Trustee to the First Lien Administrative Agent.

(b) The First Lien Administrative Agent shall have no obligation whatsoever to the other First Lien Claimholders, the Second Lien Collateral Trustee or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors, to perfect the security interest of the Second Lien Collateral Trustee or other Second Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the First Lien Administrative Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in Section 5.5(d).

(c) No First Lien Administrative Agent or any other First Lien Claimholder shall have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Second Lien Collateral Trustee or any other Second Lien Claimholder and the Second Lien Collateral Trustee and the Second Lien Claimholders hereby waive and release the First Lien Administrative Agent and the other First Lien Claimholders from all claims and liabilities arising pursuant to the First Lien Administrative Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the First Lien Administrative Agent and the other First Lien Claimholders, on the one hand, and the Second Lien Collateral Trustee and the Second Lien Claimholders on the other hand, may differ and the First Lien Administrative Agent and the First Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Second Lien Collateral Trustee or the Second Lien Claimholders.

(d) Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), in the following order: (w) if a Discharge of Second Lien Obligations has not already occurred, to the Second Lien Collateral Trustee, (x) if a Discharge of Second Lien Obligations has already occurred, to the First Lien Administrative Agent to the extent Excess First Lien Obligations remain outstanding, (y) if there are no Excess First Lien Obligations outstanding and if a Discharge of Second Lien Obligations has already occurred, to the Second Lien Collateral Trustee to the extent Excess Second Lien Obligations remain outstanding and (z) if there are no Excess First Lien Obligations or Excess Second Lien Obligations outstanding and if a Discharge of Second Lien Obligations has already occurred, to the Company or to whomever may be lawfully entitled to receive the same. Following the Discharge of First Lien Obligations, First Lien Administrative Agent further agrees to take all other action reasonably requested by Second Lien Collateral Trustee at the expense of the Company in connection with the Second Lien Collateral Trustee obtaining a first-priority security interest in the Collateral. Following the Discharge of First Lien Obligations and Discharge of Second Lien Obligations, Second Lien Collateral Trustee further agrees to take all other action reasonably requested by any First Lien Administrative Agent at the expense of the Company in connection with the First Lien Administrative Agents obtaining a first-priority security interest in the Collateral if any Excess First Lien Obligations remain outstanding. After the Discharge of First Lien Obligations has occurred, upon the Discharge of Second Lien Obligations, Second Lien Collateral Trustee shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) if there are then any Excess First Lien Obligations, to the First Lien Administrative Agent, and (y) if at such time there are no Excess First Lien Obligations outstanding but there are then any Excess Second Lien Obligations outstanding, to the Second Lien Collateral Trustee and (z) to the extent no Excess First Lien Obligations or Excess Second Lien Obligations remain outstanding to the Company or to whomever may be lawfully entitled to receive the same. After payment in full in cash of all Excess

First Lien Obligations (including interest accruing thereon on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and termination or expiration of all commitments, if any, to extend credit that would constitute Excess First Lien Obligations and termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 102.5% of the aggregate undrawn face amount) or the making of other arrangements satisfactory to the applicable letter of credit issuer, of all letters of credit constituting Excess First Lien Obligations, if there are any Excess Second Lien Obligations, the First Lien Administrative Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsement (which endorsement shall be without recourse and without representation or warranty) to the Second Lien Collateral Trustee.

5.6 When Discharge of Obligations Deemed to Not Have Occurred. (a) If, at any time after the Discharge of First Lien Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation which Refinancing is permitted by the Second Lien Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of First Lien Obligations), and, from and after the date on which the New First Lien Debt Notice is delivered to the Second Lien Collateral Trustee in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the First Lien Administrative Agent under such First Lien Loan Documents shall be the First Lien Administrative Agent for all purposes of this Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Company has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien Administrative Agent, such agent, the “New First Lien Agent”), the Second Lien Collateral Trustee shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New First Lien Agent shall reasonably request in order to provide to the New First Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New First Lien Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New First Lien Agent to obtain control of such Pledged Collateral). The New First Lien Agent shall agree in a writing addressed to the Second Lien Collateral Trustee and the Second Lien Claimholders to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Loan Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Second Lien Declined Lien. This Section 5.6(a) shall survive termination of this Agreement.

(b) If, at any time after the Discharge of Second Lien Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of any Second Lien Document evidencing a Second Lien Obligation which Refinancing is permitted by the First Lien Loan Documents, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Second Lien Obligations), and, from and after the date on which the New Second Lien Debt Notice is delivered to the First Lien Administrative Agent in accordance with the next sentence, the obligations under such Refinancing of the Second Lien Document shall automatically be treated as Second Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Second Lien Collateral Trustee under such Second Lien Documents shall be the Second Lien Collateral Trustee for all purposes of this Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New Second Lien Debt Notice”) stating that the Company has entered into a new Second Lien Document (which notice shall include the identity of the new Second Lien Collateral Trustee, such collateral trustee, the “New Second Lien Collateral Trustee”), the First Lien Administrative Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Second Lien Collateral Trustee shall reasonably request in order to provide to the New Second Lien Collateral Trustee the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The New Second Lien Collateral Trustee shall agree in a writing addressed to the First Lien Administrative Agent and the First Lien Claimholders to be bound by the terms of this Agreement. If the new Second Lien Obligations under the new Second Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the First Lien Obligations, then the First Lien Obligations shall be secured at such time by a first-priority Lien on such assets to the same extent provided in the First Lien Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a First Lien Declined Lien. This Section 5.6(b) shall survive termination of this Agreement.

5.7 Purchase Right. (a) Without prejudice to the enforcement of any of the First Lien Claimholders’ remedies under the First Lien Loan Documents, this Agreement, at law or in equity or otherwise, the First Lien Claimholders agree at any time following the earliest to occur of (i) an acceleration of any of the First Lien Obligations in accordance with the terms of the applicable First Lien Loan Documents, (ii) a payment default under any First Lien Loan Document that has not been cured or waived by the applicable First Lien Claimholders within 60 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, the First Lien Claimholders shall offer the Second Lien Claimholders the option to purchase the entire aggregate amount (but not less than the entirety) of outstanding First Lien Obligations (including unfunded commitments under any First Lien Loan Document that have not been terminated at such time) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the First Lien Claimholders, which offer may be accepted by less than all of the Second Lien Claimholders so long as all the accepting Second Lien Claimholders shall when taken together purchase such entire aggregate amount as set forth above.

(b) The “Purchase Price” shall equal the sum of (1) the full amount of all First Lien Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated, an amount determined by the relevant First Lien Claimholder to be necessary to collateralize its credit risk arising out of such agreement, but excluding any prepayment penalties or premiums), (2) the cash collateral to be furnished to the First Lien Claimholders providing letters of credit under the First Lien Loan Documents in such amount (not to exceed 102.5% thereof) as such First Lien Claimholders determine is reasonably necessary to secure such First Lien Claimholders in connection with any such outstanding and undrawn letters of credit and (3) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the First Lien Claimholders under or pursuant to the First Lien Loan Documents on the date of purchase to the extent not allocable to Excess First Lien Obligations.

(c) The Second Lien Claimholders shall irrevocably accept or reject such offer within ten (10) days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the Second Lien Claimholders (or any subset of them) accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the First Lien Administrative Agent and the purchasing Second Lien Claimholders. If the Second Lien Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the First Lien Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the First Lien Loan Documents and this Agreement. Each First Lien Claimholder will retain all rights to indemnification provided in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 5.7.

(d) The purchase and sale of the First Lien Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the First Lien Claimholders, except that the First Lien Claimholders shall severally and not jointly represent and warrant to the Second Lien Claimholders that on the date of such purchase, immediately before giving effect to the purchase;

(1) the principal of and accrued and unpaid interest on the First Lien Obligations, and the fees and expenses thereof owed to the respective First Lien Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the First Lien Obligations; and

(2) each First Lien Claimholder owns the First Lien Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the First Lien Loan Documents, in which case the Purchase Price will be appropriately adjusted so that the Second Lien Claimholders do not pay amounts represented by participation interests to the extent that the Second Lien Claimholders expressly assume the obligations under such participation interests).

5.8 Designation of Hedging/Bank Product Obligations. With respect to any Hedging Obligations and Bank Product Obligations that would otherwise constitute both First Lien Obligations and Second Lien Obligations hereunder, such Hedging Obligations and Bank Product Obligations shall solely constitute First Lien Obligations for all purposes of this Agreement unless at the time that the Company or any Grantor enters into the related Hedge Agreement or agreement giving rise to Bank Product Obligations, the Company shall designate the related Hedging Obligations and/or Bank Product Obligations under such Hedge Agreement or agreement giving rise to Bank Product Obligations as Second Lien Obligations in a written designation to the related swap counterparty or provider of Bank Product Obligation with a copy to the First Lien Administrative Agent and the Second Lien Collateral Trustee in which case such Hedging Obligations and Bank Product Obligations shall solely constitute Second Lien Obligations for all purposes of this Agreement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. Until the Discharge of First Lien Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Administrative Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such First Lien Administrative Agent or any other creditor has a Lien, or to permit the Company or any other Grantor to obtain financing, whether from the First Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the First Lien Administrative Agent) and to the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with such DIP Financing, the Second Lien Collateral Trustee will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien

Administrative Agent or to the extent permitted by Section 6.3); provided that the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations plus the aggregate face amount of any letters of credit issued and outstanding under the First Lien Loan Documents does not exceed the First Lien Cap Amount and the Second Lien Collateral Trustee and the other Second Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Second Lien Claimholder may provide DIP Financing to the Company or any other Grantor secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations; provided, that if no First Lien Claimholder offers to provide DIP Financing to the extent permitted under this Section 6.1 on or before the date of the hearing to approve DIP Financing, then a Second Lien Claimholder may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any First Lien Obligations, and First Lien Claimholders may object thereto. Notwithstanding anything herein to the contrary, one or more Second Lien Claimholders may propose, or support any other Person in proposing, DIP Financing that provides for the Discharge of the First Lien Obligations within forty-five (45) days of the petition date (subject to the right of the First Lien Claimholders and/or First Lien Administrative Agent to object to such DIP Financing). The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees that it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders have consented to such sale, liquidation or other disposition; provided that the proceeds of such disposition of Collateral are applied in accordance with this Agreement. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite First Lien Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such Collateral and (ii) the sale, liquidation or disposition of such Collateral, in which event the Second Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code, so long as such order does not impair the rights of the Second Lien Claimholders under Section 363(k) of the Bankruptcy Code; provided that the First Lien Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the First Lien Obligations.

6.2 Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First Lien Administrative Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the First Lien Administrative Agent for relief from such stay.

6.3 Adequate Protection.

(a) The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(1) any request by the First Lien Administrative Agent or any other First Lien Claimholder for adequate protection under any Bankruptcy Law; or

(2) any objection by the First Lien Administrative Agent or any other First Lien Claimholder to any motion, relief, action or proceeding based on the First Lien Administrative Agent or any First Lien Claimholder claiming a lack of adequate protection.

(b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1) if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Second Lien Collateral Trustee, for itself and any other Second Lien Claimholder, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(2) The Second Lien Collateral Trustee and Second Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Second Lien Collateral Trustee and the Second Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Second Lien Collateral Trustee and the Second Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the

Second Lien Collateral Trustee and the other Second Lien Claimholders; and (D) cash payments with respect to interest on the Second Lien Obligations; provided that (1) as adequate protection for the First Lien Obligations, the First Lien Administrative Agent, on behalf of the First Lien Claimholders, is also granted cash payments with respect to interest on the First Lien Obligations, and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Second Lien Obligations outstanding on the date such relief is granted at the interest rate under the Second Lien Documents and accruing from the date the Second Lien Collateral Trustee is granted such relief. If any Second Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Second Lien Adequate Protection Payments”), and the First Lien Claimholders do not receive payment in full in cash of all First Lien Obligations (subject, in the case of principal outstanding under the First Lien Loan Documents and face amounts of letters of credit issued and outstanding, to the First Lien Cap Amount) upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Second Lien Claimholder shall pay over to the First Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Second Lien Adequate Protection Payments received by such Second Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the First Lien Loan Obligations (subject, in the case of principal outstanding under the First Lien Loan Documents and face amounts of letters of credit, to the First Lien Cap Amount); provided that to the extent any portion of the Short Fall represents payments received by the First Lien Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the First Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Second Lien Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the First Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Second Lien Claimholders made pursuant to this Section 6.3(b).

(c) The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Second Lien Collateral Trustee at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Second Lien Collateral Trustee at least fifteen (15) days in advance of such hearing.

6.4 No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Collateral Trustee or any of the other Second Lien Claimholders, including the seeking by the Second Lien Collateral Trustee or any other Second Lien Claimholder of adequate protection or the asserting by the Second Lien Collateral Trustee or any other Second Lien Claimholder of any of its rights and remedies under the Second Lien Documents or otherwise.

6.5 Avoidance Issues. If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholder shall be entitled to a reinstatement of its First Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of First Lien Obligations (or, as applicable, payment in full in cash of all Excess First Lien Obligations (including interest accruing thereon on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event in an amount greater than 102.5% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer, of all letters of credit constituting Excess First Lien Obligations) shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7 Post-Petition Interest.

(a) None of the Second Lien Collateral Trustee or any other Second Lien Claimholder shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of Post-Petition Interest to the extent of the value of any First Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Second Lien Collateral Trustee or the other Second Lien Claimholders on the Collateral.

(b) None of the First Lien Administrative Agent or any other First Lien Claimholder shall oppose or seek to challenge any claim by the Second Lien Collateral Trustee or any other Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Lien Collateral Trustee, on behalf of the Second Lien Claimholders, on the Collateral (after taking into account the amount of the First Lien Obligations).

6.8 Waiver. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9 Separate Grants of Security and Separate Classification. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, and the First Lien Administrative Agent on behalf of itself and each other First Lien Claimholder, acknowledges and agrees that:

(a) the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the First Lien Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding)

before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, hereby acknowledging and agreeing to turn over to the First Lien Administrative Agent, on behalf of itself and each other First Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

6.10 Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First Lien Administrative Agent, on behalf of itself and each other First Lien Claimholder, acknowledges that it and such other First Lien Claimholders have, independently and without reliance on the Second Lien Collateral Trustee or any other Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, acknowledges that it and such other Second Lien Claimholders have, independently and without reliance on the First Lien Administrative Agent or any other First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement (it being understood that neither the Second Lien Collateral Trustee nor the Second Lien Indenture Trustee has made and has no duty to make any credit analysis).

7.2 No Warranties or Liability. The First Lien Administrative Agent, on behalf of itself and each other First Lien Claimholder, acknowledges and agrees that none of the Second Lien Collateral Trustee or any other Second Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, acknowledges and agrees that none of the First Lien Administrative Agent or any other First Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Second Lien Collateral Trustee and the other Second Lien Claimholders shall have no duty to the First Lien Administrative Agent or any other First Lien Claimholder, and the First Lien Administrative Agent and the other First Lien Claimholders shall have no duty to the Second Lien Collateral Trustee or any other Second Lien Claimholder, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any other Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Lien Priorities.

(a) No right of the First Lien Claimholders, the First Lien Administrative Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Grantor or by any act or failure to act by any First Lien Claimholder or the First Lien Administrative Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Administrative Agent or any First Lien Claimholder, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company and the other Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), the First Lien Claimholders, the First Lien Administrative Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, the Second Lien Collateral Trustee or any other Second Lien Claimholder, without incurring any liabilities to the Second Lien Collateral Trustee or any other Second Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Trustee or any other Second Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange,

increase or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty of any of the First Lien Obligations or any liability of the Company or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Administrative Agent or any of the other First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall not increase the sum of the Indebtedness constituting principal under the First Lien Loan Documents and the face amount of any letters of credit issued and outstanding under the First Lien Loan Documents to an amount in excess of the First Lien Cap Amount;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Company or any other Grantor to any of the First Lien Claimholders or the First Lien Administrative Agent, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any First Lien Obligation or any other liability of the Company or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Company or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, any other Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Company or any other Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise expressly provided herein, the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, also agrees that the First Lien Claimholders and the First Lien Administrative Agent shall not have any liability to the Second Lien Collateral Trustee or any such Second Lien Claimholders, and the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, hereby waives any claim against any First Lien Claimholder or the First Lien Administrative Agent arising out of any and all actions which the First Lien Claimholders or the First Lien Administrative Agent may take or permit or omit to take with respect to:

(1) the First Lien Loan Documents (other than this Agreement);

(2) the collection of the First Lien Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral.

The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees that the First Lien Claimholders and the First Lien Administrative Agent do not have any duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d) Until the Discharge of First Lien Obligations, the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Administrative Agent and the First Lien Claimholders and the Second Lien Collateral Trustee and the other Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First Lien Administrative Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Collateral Trustee, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1 Integration/Conflicts. This Agreement, the First Lien Loan Documents and the Second Lien Documents represent the entire agreement of the Grantors, the First Lien Claimholders and the Second Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the First Lien Claimholders or the Second Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to the Second Lien Collateral Trustee or any other Second Lien Claimholder subject to the Second Lien Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Grantor constituting First Lien Obligations in reliance hereof. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company or any other Grantor shall include the Company or such Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (x) the date on which there has been a Discharge of First Lien Obligations and no Excess First Lien Obligations remain outstanding and (y) the date on which there has been a Discharge of Second Lien Obligations and no Excess Second Lien Obligations remain outstanding, in each case, subject to Sections 5.6 and 6.5; provided, however, that no termination shall relieve any party of its obligations incurred hereunder prior to the date of termination.

8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Second Lien Collateral Trustee or the First Lien Administrative Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the First Lien Administrative Agent, the Second Lien Collateral Trustee or their respective authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement, except to the extent such amendment, modification or waiver directly and adversely affects the rights of the Company or the other Grantors hereunder.

8.4 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Administrative Agent and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders and the Second Lien Collateral Trustee, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations; provided, that nothing in this Section 8.4 shall impose a duty on the Second Lien Collateral Trustee or Second Lien Indenture Trustee to inform itself or investigate the financial condition of the Borrower or the Guarantors beyond that which may be required under the Second Lien Collateral Trust Agreement or Second Lien Indenture, respectively. The First Lien Administrative Agent and the other First Lien Claimholders shall have no duty to advise the Second Lien Collateral Trustee or any other Second Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Administrative Agent or any of the other First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Trustee or any other Second Lien Claimholder, it or they shall be under no obligation:

(a) to make, and the First Lien Administrative Agent and the other First Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

The Second Lien Collateral Trustee and the other Second Lien Claimholders shall have no duty to advise the First Lien Administrative Agent or any other First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second Lien Collateral Trustee or any of the other Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First Lien Administrative Agent or any other First Lien Claimholder, it or they shall be under no obligation:

(a) to make, and the Second Lien Collateral Trustee and the other Second Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders or the Second Lien Collateral Trustee pays over to the First Lien Administrative Agent or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders and the Second Lien Collateral Trustee shall be subrogated to the rights of the First Lien Administrative Agent and the First Lien Claimholders; provided that the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Collateral Trustee or the Second Lien Claimholders that are paid over to the First Lien Administrative Agent or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6 Application of Payments. All payments received by the First Lien Administrative Agent or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents. The Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder, agrees to any extension or postponement of the time of payment, subject to Section 5.3(a)(3), of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Submission to Jurisdiction; Certain Waivers. Each of the Company, each other Grantor, the First Lien Administrative Agent on behalf of itself and each other First Lien Claimholder and the Second Lien Collateral Trustee on behalf of itself and each Second Lien Claimholder hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b) agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other First Lien Loan Document or Second Lien Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other First Lien Loan Document or Second Lien Document against such Grantor or any of its assets in the courts of any jurisdiction;

(d) waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Documents in any court referred to in Section 8.7(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e) consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.9 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f) agrees that service as provided in Section 8.7(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.8 WAIVER OF JURY TRIAL.

EACH PARTY HERETO, AND THE COMPANY AND THE OTHER GRANTORS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY AND THE OTHER GRANTORS FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.9 Notices. All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall be sent to the Second Lien Collateral Trustee and the First Lien Administrative Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10 Further Assurances. The First Lien Administrative Agent, on behalf of itself and each other First Lien Claimholder under the First Lien Loan

Documents, and the Second Lien Collateral Trustee, on behalf of itself and each other Second Lien Claimholder under the Second Lien Documents, and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Administrative Agent or the Second Lien Collateral Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.11 APPLICABLE LAW. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.12 Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the First Lien Administrative Agent, the other First Lien Claimholders, the Second Lien Collateral Trustee, the other Second Lien Claimholders, the Company and the other Grantors, and their respective successors and assigns from time to time. If either of the First Lien Administrative Agent or the Second Lien Collateral Trustee resigns or is replaced pursuant to the First Lien Loan Documents or the Second Lien Documents, as applicable, its successor and/or assign shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any Grantor, including where any such bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.13 Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.15 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Administrative Agent and the other First Lien Claimholders on the one hand and the Second Lien Collateral Trustee and the other Second Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the First Lien Claimholders or as among the Second Lien Claimholders. None of the Company, any other Grantor or any other creditor shall have any rights hereunder and neither the Company nor any Grantor nor any other creditor may rely on the terms hereof, except as set forth in Section 8.3 or this sentence. Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.18 Additional Grantors. Each of the Company and the other Grantors agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any First Lien Loan Document or Second Lien Document shall either execute this Agreement on the date hereof or shall confirm that it is a Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such First Lien Loan Document or such Second Lien Document.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

First Lien Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Administrative Agent,

By:	/s/ Brian Carrico
Name:	Brian Carrico
Title:	Senior Vice President

SOUTH TRYON STREET, 7TH FLOOR
CHARLOTTE, NORTH CAROLINA 28282-1915

Second Lien Collateral Trustee

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Trustee

By:	/s/ W. Thomas Morris II
Name:	W. Thomas Morris II
Title:	Vice President

Wilmington Trust, National Association
Global Capital Markets
1100 North Market Street
Wilmington, DE 19890
Attention: SunEdison, Inc. Collateral Trust Administrator
Fax: 302-636-4145

Acknowledged and Agreed to by:

SUNEDISON, INC.

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Executive Vice President, CAO & CFO

SUNEDISON HOLDINGS CORPORATION, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, INC., as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

MEMC PASADENA, INC., as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

ENFLEX CORPORATION, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

NVT, LLC,
as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SOLAICX, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUN EDISON LLC, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON CANADA, LLC, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON INTERNATIONAL, LLC, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

FOTOWATIO RENEWABLE VENTURES, INC.,
as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON CONTRACTING, LLC, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

NVT LICENSES, LLC, as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

TEAM-SOLAR INC., as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNEDISON UTILITY HOLDINGS, INC., as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

SUNE ML 1, LLC,
as a Grantor

By:	/s/ Brian Wuebbels
Name:	Brian Wuebbels
Title:	Authorized Officer

Exhibit A

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [                    ] dated as of [            ], 20[    ] (the “Grantor Joinder Agreement”) to the INTERCREDITOR AGREEMENT dated as of January 11, 2016 (the “Intercreditor Agreement”), among Wells Fargo Bank, National Association, as First Lien Administrative Agent, Wilmington Trust, National Association, as Second Lien Collateral Trustee, and acknowledged and agreed to by SunEdison, Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

The undersigned, [                    ], a [                    ], (the “New Grantor”) wishes to acknowledge and agree to the Intercreditor Agreement and become a party thereto to the limited extent contemplated by Section 8.18 thereof and to acquire and undertake the rights and obligations of a Grantor thereunder.

Accordingly, the New Grantor agrees as follows for the benefit of the Administrative Agents and the Claimholders:

Section 1. Accession to the Intercreditor Agreement. The New Grantor (a) acknowledges and agrees to, and becomes a party to the Intercreditor Agreement as a Grantor to the limited extent contemplated by Section 8.18 thereof, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement. This Grantor Joinder Agreement supplements the Intercreditor Agreement and is being executed and delivered by the New Grantor pursuant to Section 8.18 of the Intercreditor Agreement.

Section 2. Representations, Warranties and Acknowledgement of the New Grantor. The New Grantor represents and warrants to each Administrative Agent and to the Claimholders that (a) it has full power and authority to enter into this Grantor Joinder Agreement, in its capacity as Grantor and (b) this Grantor Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of this Grantor Joinder Agreement.

Section 3. Counterparts. This Grantor Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Grantor Joinder Agreement or any document or instrument delivered in connection herewith by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Grantor Joinder Agreement or such other document or instrument, as applicable.

Section 4. Section Headings. Section heading used in this Grantor Joinder Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken in consideration in the interpretation hereof.

Section 5. Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement subject to any limitations set forth in the Intercreditor Agreement with respect to the Grantors.

Section 6. Governing Law. THIS GRANTOR JOINDER AGREEMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS GRANTOR JOINDER AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

Section 7. Severability. Any provision of this Grantor Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

Section 8. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.9 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto, which information supplements Section 8.9 of the Intercreditor Agreement.

Section 9. Miscellaneous. The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Grantor Joinder Agreement.

IN WITNESS WHEREOF, the New Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ ],

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

60